LOGO
                                TYCO TOYS, INC.

              PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                 MARCH 18, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, having received the Notice of Special Meeting to be held on March 18, 1997 and the related Joint Proxy Statement/Prospectus, hereby appoint(s) Richard E. Grey, Gary Baughman and Harry Pearce, and each of them, proxies of the undersigned (with full power of substitution) to attend the above Special Meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock of Tyco Toys, Inc. (the "Company") that the undersigned would be entitled to vote if personally present, in regard to all matters which may come before the Meeting, and especially to vote on the matters set forth on the reverse side.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE "FOR" PROPOSAL 1 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

  If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

LOGO
  To approve the Agreement and Plan of Merger, dated as of November 17, 1996, by and among Mattel, Inc., Truck Acquisition, Inc. and Tyco Toys, Inc., as amended as of November 22, 1996.

          FOR [_]           AGAINST [_]       ABSTAIN [_]

                                           Signature __________________________

                                           Date _______________________________

                                           Signature __________________________

                                           Date _______________________________

                                           In signing please write name(s) as
                                           appearing in the imprint of this
                                           card. If the person(s) signing
                                           hereon hold(s) any shares in a
                                           fiduciary, custodial or joint
                                           capacity or capacities, this Proxy
                                           is signed in every such capacity as
                                           well as individually.